UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2023, the Board of Directors of Mission Produce, Inc. (the “Company”) appointed Tony Bashir Sarsam to the Board of Directors as an independent Class I director with a term expiring at the Company’s 2024 Annual Meeting of Stockholders, effective August 14, 2023. In connection with this appointment, the Board of Directors also increased the size of the Board of Directors from eight to nine directors.

Mr. Sarsam has served as the President and Chief Executive Officer of SpartanNash Company (NASDAQ: SPTN), a distributor, wholesaler, and retailer with a global supply chain network, since 2020. Before joining SpartanNash, Mr. Sarsam served as Chief Executive Officer of Borden Dairy Company, a dairy processor and distributor, from 2018 to 2020, and Ready Pac Foods, a manufacturer and distributor of convenience fresh foods, from 2013 to 2018. Prior to leading Ready Pac, Mr. Sarsam was President of the Nestlé USA Direct Store Delivery Company. He has also served as Executive Vice President of Sales and Operations at Dreyer’s, which was acquired by Nestlé. Mr. Sarsam began his career at PepsiCo, where he started as an Associate Engineer and progressed through a series of leadership roles, including Plant Manager, Director of Finance, Region Vice President for Sales and Distribution, and Group Vice President of Go to Market Strategy.

Mr. Sarsam received a Bachelor of Science in Engineering from Arizona State University and a Master of Science degree in Management from Stanford University.

Mr. Sarsam will receive compensation for his service on the Board of Directors consistent with the Company’s Non-Employee Director Compensation Program filed as Exhibit 10.18 to the Company’s Form 10-Q filed on June 8, 2022. The Company also expects to enter into its standard indemnification agreement for directors with Mr. Sarsam, the form of which was filed as Exhibit 10.7 to the Company’s Form S-1 filed on September 4, 2020.

Mr. Sarsam was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between the Company and Mr. Sarsam that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Sarsam to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated August 3, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.
Date: August 3, 2023
/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer